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                                                                    EXHIBIT 11.1

                                 COINSTAR, INC.
                       COMPUTATION OF EARNINGS PER SHARE

    Calculations of net loss per share are based on the following:

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
                                                                  SIX MONTH PERIODS ENDED    THREE MONTH PERIODS
                                                                         JUNE 30,              ENDED JUNE 30,
                                                                  -----------------------  -----------------------
                                                                      1998        1997         1998        1997
                                                                  ------------  ---------  ------------  ---------
Weighted average common and equivalent shares outstanding.......    15,098,294    943,977    15,116,403    984,012
                                                                  ------------  ---------  ------------  ---------
                                                                  ------------  ---------  ------------  ---------
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